UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

DTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

On November 16, 2009, DTS, Inc. (the “Registrant”) issued a press release announcing that its Board of Directors authorized, subject to certain business and market conditions, the purchase of up to one million shares of the Registrant’s common stock in the open market or in privately negotiated transactions. A copy of the press release is attached as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1
Press release dated November 16, 2009 of the Registrant, announcing that its Board of Directors authorized, subject to certain business and market conditions, the purchase of up to one million shares of the Registrant’s common stock in the open market or in privately negotiated transactions. *

*           Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: November 16, 2009	/s/ Melvin Flanigan
Melvin Flanigan Executive Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description
99.1
Press release dated November 16, 2009 of the Registrant, announcing that its Board of Directors authorized, subject to certain business and market conditions, the purchase of up to one million shares of the Registrant’s common stock in the open market or in privately negotiated transactions.